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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) November 25, 2003



            Winthrop Residential Associates III, Limited Partnership
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             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
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                 (State or Other Jurisdiction of Incorporation)

         2-81033                                           04-2782016
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(Commission File Number)                 (I.R.S. Employer Identification No.)



7 Bulfinch Place, Boston, Massachusetts                                 02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                         ------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events and Required FD Disclosure


         In connection with the pending required dissolution of the Partnership, the general partner of the Partnership has marketed the Partnership's assets for sale. On November 25, 2003, the Partnership accepted an offer from an unaffiliated third party to sell to such third party its interests in the Local Limited Partnerships for a gross purchase price of $1,750,000. The sale is subject to the buyer completing its due diligence review and other customary closing conditions. There can be no assurance that the sale will occur on the terms presently contemplated or at all. It is expected that the Partnership will incur closing costs of approximately $100,000.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 3rd day of December, 2003.

                                         WINTHROP RESIDENTIAL ASSOCIATES III,
                                         LIMITED PARTNERSHIP

                                         By:  ONE WINTHROP PROPERTIES, INC.
                                              Managing General Partner

                                              By: /s/ Peter Braverman
                                                 -----------------------------
                                                      Peter Braverman
                                                      Executive Vice President